                                                                     Exhibit 1.1



                                                                  NUMBER: 556953


                                     [LOGO]
                                   COMPANY ACT


              CANADA
    PROVINCE OF BRITISH COLUMBIA




                          CERTIFICATE OF INCORPORATION



                              I HEREBY CERTIFY THAT
                                556953 B.C. LTD.



     has this day been incorporated under the Company Act





               ISSUED under my hand at Victoria, British Columbia
                               on January 05, 1998

[SEAL]                  /s/ John S. Powell
                        ---------------------------------------
                        JOHN S. POWELL
                        Registrar of Companies